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January 27, 2004



Avanir Pharmaceuticals
11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

RE: REGISTRATION STATEMENT ON FORM S-3 FOR 8,773,175 SHARES OF CLASS A COMMON STOCK

Ladies and Gentlemen:


         We have acted as special counsel to Avanir Pharmaceuticals, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on December 31, 2003 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933 (the "Act") 5,382,316 shares of Class A Common Stock of the Company (the "Shares") for resale and 3,390,859 shares of Class A Common Stock of the Company issuable upon exercise of Class A Common Stock Warrants issued by the Company on December 5, 2003 (the "Warrants") (the shares of Class A Common Stock issuable upon the exercise of the Warrants being the "Warrant Shares").


         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Act.

         We have reviewed the Company's organizational documents, the Warrants and the corporate proceedings taken by the Company in connection with the original issuance of the Shares and the Warrants and the future issuance of the Warrant Shares. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

         Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations


Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive, 7th Floor San Diego, CA 92122-1246 www.hewm.com
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San Francisco Silicon Valley Los Angeles SAN DIEGO Seattle Portland Anchorage
New York Washington D.C. Madison, WI Hong Kong Singapore   Affiliated Offices:
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(HELLER EHRMAN GRAPHIC)

described above, we are of the opinion that (i) the Shares have been duly authorized and are legally issued, fully paid and non-assessable, and (ii) the Warrant Shares have been duly authorized and if, as and when the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms of the Warrants (including payment of the exercise price), the Warrant Shares will be legally issued, fully paid and non-assessable.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

         This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Warrants, the Shares or the Warrant Shares.

                                Very truly yours,




                                /s/ Heller Ehrman White & McAuliffe LLP